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Exhibit 5.1

September 11, 2018

Kimbell Royalty Partners, LP
777 Taylor Street, Suite 810
Fort Worth, Texas 76102

Re:    Kimbell Royalty Partners, LP Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to Kimbell Royalty Partners, LP, a Delaware limited partnership (the "Issuer"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, for an aggregate initial offering price not to exceed $200,000,000, together or separately and in one or more series (if applicable) of:

            (i)  the Issuer's common units representing limited partner interests in the Issuer (the "Common Units");

           (ii)  the Issuer's preferred units representing limited partner interests in the Issuer (the "Preferred Units");

          (iii)  the Issuer's partnership securities representing limited partner interests in the Issuer (the "Partnership Securities");

          (iv)  warrants for the purchase of Common Units, Preferred Units or Partnership Securities (the "Warrants"); and

           (v)  rights for the purchase of Common Units, Preferred Units or Partnership Securities (the "Rights").

        The Common Units, Preferred Units, Partnership Securities, Warrants and Rights are collectively referred to herein as the "Securities." The Registration Statement is also being filed to register under the Securities Act (i) up to 10,000,000 common units representing limited partner interests in the Issuer held by the selling unitholders identified in the Registration Statement (the "Selling Unitholder Outstanding Common Units") and (ii) up to 5,945,946 common units representing limited partner interests in the Issuer, to be issued upon conversion of the Series A Cumulative Convertible Preferred Units representing limited partner interests in the Issuer held by the selling unitholders identified in the Registration Statement (the "Conversion Common Units" and, together with the Selling Unitholder Outstanding Common Units, the "Selling Unitholder Common Units").

        In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of such documents, records, certificates of officers of the Issuer and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Issuer and others.

        We have assumed without independent investigation that:

            (i)  at the time any Securities or Selling Unitholder Common Units are sold pursuant to the Registration Statement (the "Relevant Time"), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

           (ii)  at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Securities or Selling Unitholder Common Units offered thereby and all related documentation and will comply with all applicable laws;

          (iii)  all Securities and Selling Unitholder Common Units will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;

          (iv)  at the Relevant Time, all action required to be taken by the Issuer to duly authorize each proposed issuance of Securities and any related documentation (including (i) the due reservation of any Common Units, Preferred Units or Partnership Securities for issuance upon exercise, conversion or exchange of any Securities for Common Units, Preferred Units or Partnership Securities (a "Convertible Security"), and (ii) the execution (in the case of certificated Securities), delivery and performance of the Securities and any related documentation referred to in paragraphs 1 through 5 below) shall have been duly completed and shall remain in full force and effect; and

           (v)  at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary action of the Issuer and duly executed and delivered by the Issuer and the other parties thereto.

        Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

          1.     With respect to the Common Units, when

      a.
      such Common Units have been duly executed (in the case of certificated Common Units) and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, or (ii) upon conversion or exercise of any Convertible Security, in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such conversion or exercise, and for any additional consideration specified therein, and

      b.
      any such Convertible Security is a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms,

such Common Units will be validly issued, and purchasers of the Common Units will have no obligation to make payments (other than the purchase price for the Common Units) or contributions to the Issuer or its creditors solely by reason of the purchasers' ownership of the Common Units.

          2.     With respect to the Preferred Units, when

      a.
      such Preferred Units have been duly executed (in the case of certificated Preferred Units) and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, or (ii) upon conversion or exercise of any Convertible Security, in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such conversion or exercise, and for any additional consideration specified therein, and

      b.
      any such Convertible Security is a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms,

such Preferred Units will be validly issued, and purchasers of the Preferred Units will have no obligation to make payments (other than the purchase price for the Preferred Units) or contributions to the Issuer or its creditors solely by reason of the purchasers' ownership of the Preferred Units.

          3.     With respect to the Partnership Securities, when

      a.
      the Issuer has taken all necessary action to approve such Partnership Securities, the terms of the offering and related matters,

      b.
      such Partnership Securities have been duly executed (in the case of certificated Partnership Securities) and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, or (ii) upon conversion or exercise of any Convertible Security, in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such conversion or exercise, and for any additional consideration specified therein, and

      b.
      any such Convertible Security is a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms,

such Partnership Securities will be validly issued, and purchasers of the Partnership Securities will have no obligation to make payments (other than the purchase price for the Partnership Securities) or contributions to the Issuer or its creditors solely by reason of the purchasers' ownership of the Partnership Securities.

          4.     With respect to any Warrants, when:

      a.
      the warrant agreement relating to such Warrants (the "Warrant Agreement"), if any, has been duly executed and delivered by the Issuer and each other party thereto,

      b.
      the terms of the Warrants have been established in accordance with the Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, and

      c.
      the Warrants have been duly executed (in the case of certificated Warrants) and delivered in accordance with the Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such Warrants will be legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms.

          5.     With respect to any Rights, when:

      a.
      the rights agreement relating to such Rights (the "Rights Agreement"), if any, has been duly executed and delivered by the Issuer and each other party thereto,

      b.
      the terms of the Rights have been duly established in accordance with the Rights Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, and

      c.
      the Rights have been duly executed (in the case of certificated Rights) and delivered in accordance with the Rights Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, the Rights will be legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms.

          6.     The Conversion Common Units will, when issued in accordance with the terms of the Issuer's partnership agreement, be validly issued, and purchasers of the Conversion Common Units will have no obligation to make payments (other than the purchase price for the Conversion Common Units) or contributions to the Issuer or its creditors solely by reason of the purchasers' ownership of the Conversion Common Units.

          7.     The Selling Unitholder Outstanding Common Units have been validly issued, and purchasers of the Selling Unitholder Outstanding Common Units will have no obligation to make payments (other than the purchase price for the Selling Unitholder Outstanding Common Units) or contributions to the Issuer or its creditors solely by reason of the purchasers' ownership of the Selling Unitholder Outstanding Common Units.

        The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

          A.    We render no opinion herein as to matters involving the laws of any jurisdiction other than, to the extent relevant for our opinions herein, the internal laws of the State of New York, the Delaware Revised Uniform Limited Partnership Act (the "Delaware LP Act") and the Delaware Limited Liability Company Act (the "Delaware LLC Act"). As used herein, the terms "Delaware LP Act" and "Delaware LLC Act" include the statutory provisions contained therein and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware LP Act and the Delaware LLC Act as currently in effect and have made such inquiries as we consider necessary to render the opinions set forth above. To the limited extent set forth above, this opinion is limited to the effect of the current state of the Delaware LP Act, the Delaware LLC Act and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

          B.    The opinions above with respect to the Warrants, the Warrant Agreement, the Rights and the Rights Agreement (collectively, the "Documents") are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors' generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

          C.    We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; (ii) any waiver (whether or not stated as such) under any Document of, or any consent thereunder relating to, unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (iii) any waiver (whether or not stated as such) contained in any Document of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (iv) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws; (v) any purported fraudulent transfer "savings" clause; (vi) any provision in any Document waiving the right to object to venue in any court; (vii) any agreement to submit to the jurisdiction of any federal court; (viii) any waiver of the right to jury trial or (ix) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

          D.    To the extent relevant to our opinions in paragraphs 4 and 5 and not covered by our opinions in paragraphs 1, 2 or 3, we have assumed that any securities, currencies or commodities underlying, comprising or issuable upon exchange, conversion or exercise of any Warrants or Rights are validly issued and that purchasers thereof will have no obligation to make payments (other than the purchase price thereof, if applicable) or contributions to any party or its creditors solely by reason of the ownership thereof (in the case of an equity security) or a legal, valid and binding obligation of the issuer thereof, enforceable against such issuer in accordance with its terms.

        You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

        We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mayer Brown LLP

Mayer Brown LLP

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  Exhibit 5.1